SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2004
Date of Report (Date of earliest event reported)

Commission File Number 000-50317

CASH 4 HOMES 247
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-4558335 (IRS Employer Identification No.)

6767 West Tropicana Avenue, Suite 204
Las Vegas, Nevada  89103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING (ZIP CODE)

(702) 355-3103
Registrant's telephone number, including area code

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective June 15, 2004, the registrant notified David E. Coffey, CPA (“Coffey”), the independent accounting firm previously engaged as the principal accountant to audit the registrant's financial statements, of its dismissal.  Coffey had provided a report on the registrant's financial statements for the fiscal years ended 2002.  Coffey’s report did not contain any adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the Board of Directors of the registrant.  During the period preceding such dismissal there were no disagreements with Coffey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coffey, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Effective August 12, 2004, the registrant engaged Bagell, Josephs & Company, LLC ("BJC") as the principal accountant to audit the registrant's financial statements.  During the registrant's two most recent fiscal years, and any subsequent interim period prior to engaging BJC, neither the registrant nor anyone on its behalf consulted BJC regarding either:   (i) the application of accounting principles to a specified transaction regarding the registrant, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements; or (ii) any matter regarding the registrant that was either the subject of a disagreement or a reportable event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

CASH 4 HOMES 247

Dated: August 18, 2004	By:/s/Gordon Forgey Gordon Forgey, President